UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2008
ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)
MICHIGAN
(State or other jurisdiction of incorporation)

000-18415 (Commission File Number)	38-2830092 (IRS Employer Identification No.)

200 East Broadway, Mt. Pleasant, Michigan (Address of principal executive offices)	48858 (Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
IBT Bancorp, Inc.
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On May 13, 2008, the stockholders of IBT Bancorp, Inc. (the “Company”) approved an amendment of the Company’s Articles of Incorporation to include the following changes:
1)	Amendment to our Articles of Incorporation to change the name of the Company from IBT Bancorp, Inc. to Isabella Bank Corporation, which also included an amendment to change the purpose for which the Company is organized from “to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan” to “to be registered as a bank holding company under the Bank Holding Company Act, being 12 U.S.C. Sections 1841 to 1850.”

2)	Amendment to our Articles of Incorporation to increase the number of authorized capital stock of the Company from ten million (10,000,000) shares of common stock with no par value, all of one class with voting rights, to fifteen million (15,000,000) shares of common stock with no par value, all of one class with voting rights.
The foregoing amendments to our Articles of Incorporation became effective upon the Company’s filing of a Certificate of Amendment with the State of Michigan on May 14, 2008. The proposal to adopt the Certificate of Amendment was previously disclosed in a Proxy Statement filed with the Securities and Exchange Commission on April 21, 2008. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.
The Company’s stock symbol (IBTM) may change as a result of the Company’s change of name.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
3.1	Certificate of Amendment to the Company’s Articles of Incorporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2008	IBT BANCORP, INC.
	By:	/s/ Dennis P. Angner
Dennis P. Angner, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	Certificate of Amendment filed May 14, 2008